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                                                                    EXHIBIT 10.1
                         PERFORMANCE FOOD GROUP COMPANY

                        SENIOR MANAGEMENT SEVERANCE PLAN


I.       PLAN PURPOSE

Performance Food Group Company (the "Company") hereby adopts this Senior Management Severance Plan (the "Plan"). The purpose of the Plan is to provide transition and severance benefits, as well as payments for a non-competition agreement, to eligible associates solely in the event of a company-initiated, non-misconduct separation from the Company.

II.      PLAN INTERPRETATION

The Plan is intended to be a "top hat" plan, that is, an unfunded plan maintained by the Company to provide transition and severance benefits, as well as payments for a non-competition agreement, for a select group of management or highly compensated employees, as that term is defined in Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plan shall be interpreted and administered consistent with the top hat provisions of Title I of ERISA.

III.     PLAN ELIGIBILITY

An associate who works for (i) the Company or (ii) any one of the Company's U.S. based subsidiaries or affiliates which are participating in this Plan with the permission of the Plan Administrator (as defined in Section V below) (any such entity referred to as an "Employer"), shall be eligible to participate in the Plan during such times as the associate satisfies both of the following:

          1. The associate holds a position with the Employer with a title of Vice President or Corporate Director or above.

          2. The associate is a member of a "select group of management or highly compensated employees", within the meaning of Title I of ERISA, as determined by the Plan Administrator.

Eligible associates shall commence participation in the Plan as of the date the Employer provides the associate with written notification of the Employer's intent to initiate the termination of the associate's employment based on factors other than termination for Cause (as defined herein).


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IV.      PLAN SPECIFICS

Eligible associates who have been provided with the notice of termination as specified in Article III above (hereafter referred to as "Participant(s)") may be offered pursuant to this Plan:

1.       Transition Pay

Eligible Participants may be granted a transition period at the discretion of the Plan Administrator (the "Transition Period") during which they will remain employed by the Employer and will be eligible to receive their then-current base salary compensation and benefits to assist with the transition of responsibilities. The Transition Period will commence on the date stated as the Transition Period start date in the written notification by the Employer to the Participant of the intent to sever the employment relationship. The Transition Period will be calculated on a calendar year basis (365/366 days), inclusive of the date stated in the written notification according to the schedule set forth below.

If the Plan Administrator grants a Participant a Transition Period, the Participant will be entitled to Transition Pay for the period set forth in the table below based on the Eligible Participant's title immediately prior to the commencement of the Transition Period and may be provided with office space at the discretion of PFG management.


                            Transition Period (Weeks)

                                                                         less than   more than or    more than
                                                                           5 Yrs    equal to 5 Yrs    10 Yrs
------------------ --------------------------------------------------- ------------ -------------- -------------
Tier 5             Currently including titles of OPCO Level CFO,         4 weeks      8 weeks       12 weeks
                   SVP, EVP and VP Corp. Level Functional Directors
------------------ --------------------------------------------------- ------------ -------------  -------------
Tier 4             Currently including titles of OPCO/Branch             8 weeks      12 weeks      18 weeks
                   Presidents, Plant and General Managers, Division
                   Level VP, and Regional CFO
------------------ --------------------------------------------------- ------------ -------------  -------------
Tier 3             Currently including titles of Corporate VP, Corp.     8 weeks      12 weeks      18 weeks
                   Treasurer, Corp. Controller, Division Level EVP,
                   SVP and CFO, and Division VP
------------------ --------------------------------------------------- ------------ -------------  -------------
Tier 2             Currently including titles of Division President      8 weeks      12 weeks      18 weeks
                   and CEOs, and Corporate Level SVP
------------------ --------------------------------------------------- ------------ -------------  -------------
Tier 1             Currently including titles of Chief Executive         8 weeks      12 weeks      18 weeks
                   Officer, President, and COO
------------------ --------------------------------------------------- ------------ -------------  -------------

The Participant's continued employment during the Transition Period and receipt of transition payments are contingent upon his/her execution of a Transition Confidentiality and Non-Compete Agreement and General Release (hereafter "Transition Agreement") covering all claims, known or unknown, arising from the date of hire through the commencement of the Transition Period.


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2.       Severance Pay

After receiving his/her regular ongoing base salary compensation and benefits during the Transition Period if granted by the Plan Administrator, the Participant will, if qualified, receive severance payments (subject to applicable withholdings) on their regular payroll basis based on his/her: (a) base salary as of the commencement of the Transition Period or termination date, as applicable, (b) position, and (c) years of service with the Employer according to the following schedule ("Severance Payment(s)"):

                               Base Salary (Weeks)

                                          less than                         more than or        more than
                                           2 Yrs           2-5 Yrs         equal to 5 Yrs        10 Yrs
-------------------------------------- ---------------- ----------------- ----------------- ----------------
Tier 5                                    4 weeks           7 weeks           14 weeks         21 weeks
-------------------------------------- ---------------- ----------------- ----------------- ----------------
Tier 4                                    7 weeks           14 weeks          29 weeks         43 weeks
-------------------------------------- ---------------- ----------------- ----------------- ----------------
Tier 3                                    14 weeks          29 weeks          50 weeks         71 weeks
-------------------------------------- ---------------- ----------------- ----------------- ----------------
Tier 2                                    17 weeks          34 weeks          60 weeks         83 weeks
-------------------------------------- ---------------- ----------------- ----------------- ----------------
Tier 1                                    20 weeks          39 weeks          69 weeks         93 weeks
-------------------------------------- ---------------- ----------------- ----------------- ----------------

Severance Payments under this Plan and the above schedule will be limited to:

         The amount of the Participant's base salary on a daily basis using 365/366 as the denominator multiplied by a fraction, the numerator of which is the applicable number of days from the table above.

The receipt of Severance Payment is conditioned upon the Participant signing the Non-Compete Agreement and General Release or Post-Transition and Non-Compete Agreement and General Release, as applicable (hereafter "Severance Period Agreement"). The Participant will be presented with the Severance Period Agreement at the end of the Transition Period or at the date of Participant's termination of employment if no Transition Period is granted.

3.       Annual Incentive Plans

The Participant will receive the components of any applicable senior management bonus program prorated through the commencement of the Transition Period or the date of Participant's termination of employment if no Transition Period is granted. This portion of the incentive will be based on actual payout results. The bonus, if earned, will be paid at the time earned incentives are paid to continuing executive associates.

Following the commencement of the Transition Period, or Participant's termination of employment if no Transition Period is granted, eligible Participants will not receive any further opportunity to participate in any portion of any senior management bonus program for the current or prospective fiscal year. Additionally, no other incentive plan payments will be made from the senior management bonus program nor any other incentive plan as part of this Plan. Eligible Participants will not be entitled to any other benefits following the Transition Period or Participant's termination of employment if no Transition Period is granted.



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4.       Long-Term Incentive Plans

This Plan does not provide any separate terms for the administration and determination of eligibility or payments under the Company's long-term incentive plans, including any stock options or restricted stock. The underlying agreements and the actual provisions of those long-term plans will govern any payment or vesting.

5.       Termination Upon Death

This Plan and any and all benefits provided under this Plan shall continue in the event of the death of a Participant at any time while receiving benefits under the Plan.

V.       ADMINISTRATION

The Company will pay for the benefits provided by this Plan from the general assets of the Company under the circumstances set forth herein.

This Plan will be administered by the Chairman and CEO and the National VP, Human Resources of the Company (or their designees) or the Chairman of the Company's Compensation Committee in the event that the Participant is designated by the Board of Directors as a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended, or in the event that the National VP, Human Resources is involved as a potential participant (hereafter collectively "Plan Administrator").

The Plan Administrator has complete and sole discretion and authority to interpret the terms of the Plan and has sole discretion and authority to determine questions of eligibility and amount of Transition Payments, if any, and Severance Payments and any other benefits contemplated herein, if any, due under the Plan.

The Company reserves the right to modify and/or discontinue this Plan. Any modification or termination of the Plan will be communicated to all eligible associates.

In the event a claimant believes he or she is entitled to benefits under the Plan that have not been provided, the Associate must make a written claim for benefits with the Plan Administrator. The Plan Administrator will advise the claimant within ninety (90) days of receiving the claim, whether that claim will be accepted or denied. If denied, the claimant may request that the decision be reviewed by filing an appeal with the Plan Administrator within sixty (60) days of receiving the denial of claim. If the appeal is denied, the claimant will be given a written explanation of the reasons for the denial within sixty (60) days of the filing of the claimant's appeal. In certain circumstances, it may take longer to make a decision regarding the appeal. If it takes longer than sixty
(60) days to make a decision on the appeal, the claimant will be notified of the need for additional time. In no event will the additional time exceed one hundred twenty (120) days from receipt of the request for review. If the claimant disagrees with the final decision on appeal, the claimant may exercise his or her right to bring legal action.



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The Company reserves the right to discontinue payments under this Plan if a
Participant is terminated for Cause (as defined below) during the Transition Period, if any, or if Participant at any time violates any confidentiality, non-competition or non-solicitation agreement between Participant and any Employer, as determined in the Plan Administrator's sole discretion. Any such determination shall be final and binding on a Participant. "Cause" shall mean
(i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, (ii) a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any subsidiary or affiliate, (iii) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iv) a material failure on the part of a Participant to meet performance standards or objectives established by the Participant's supervisor(s), (v) a material breach or violation of the Company's employee policies, or (vi) any act, omission or failure to act by the Participant which the Plan Administrator determines, in its sole discretion, constitutes Cause. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

VI.      EXCLUSION

This Plan will not provide any benefits in the event of a transaction involving a spinoff, corporate sale, sale of assets or a legal or organizational restructuring of one or more subsidiaries, segments or divisions of the Company, including any Employer, or for intercompany transfers within the Company and its subsidiaries. In the event that a Participant receives benefits pursuant to an Agreement for Key Executives between the Company and the Participant, the Participant shall not be entitled to any benefits pursuant to this Plan.

VII.     EMPLOYMENT AGREEMENTS

Any Severance Payments payable pursuant to this Plan shall be reduced by any amounts payable pursuant to an employment or similar agreement between Employer and the Participant upon Participant's termination of employment.

VIII.    PLAN YEAR

The Plan operates on a calendar year basis until amended or terminated by the Company.



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                         SENIOR MANAGEMENT SEVERANCE PAY

                                  ATTACHMENT A


The following legal entities or segments have adopted this Plan as an Employer as that term is used in the Plan for purposes of determining eligibility.


Performance Food Group Company

Fresh Express Inc.

Customized Distribution

Broadline Distribution













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